                                      LOGO
                                 DEB SHOPS INC.

                 9401 BLUE GRASS ROAD, PHILADELPHIA, PA 19114
                                (215)676-6000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TO BE HELD ON
                           WEDNESDAY, MAY 24, 1995
                            AT 10:00 O'CLOCK A.M.

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Deb Shops, Inc., a Pennsylvania corporation, will be held on Wednesday, May 24, 1995 at 10:00 o'clock a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The purposes of the meeting are to:

       1. Elect six (6) directors to serve until the next annual meeting of shareholders and until the election and qualification of their respective successors; and

       2. Transact such other business as may properly come before the meeting or any adjournments thereof.

   Information concerning such matters is set forth in the following Proxy Statement.

   April 7, 1995 is the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

   The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting, please complete, date, sign and return the Proxy.

              By Order of the Board of Directors of the Company

 WARREN WEINER, Secretary                           MARVIN ROUNICK, President



Dated: April 28, 1995

                                      LOGO
                                 DEB SHOPS INC.

                 9401 Blue Grass Road, Philadelphia, PA 19114
                                    ------
                               PROXY STATEMENT
                                    ------
                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 MAY 24, 1995
                                    ------

   This Proxy Statement is submitted with the attached Notice of Annual Meeting of Shareholders of Deb Shops, Inc. (the "Company") to be held on Wednesday, May 24, 1995 at 10:00 o'clock a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is being sent or given to shareholders of the Company on or about April 28, 1995.

                            REVOCABILITY OF PROXY

   A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                       PERSONS MAKING THE SOLICITATION

   The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy material, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The holders of record of the Common Stock of the Company at the close of business on April 7, 1995 (the "Record Date") will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 7, 1995, the total number of outstanding shares of Common Stock was 12,844,680 shares. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted on at the meeting is necessary for a quorum as to that matter. The vote of at least a majority of the shareholders present, in person or by proxy, is required to elect the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of April 7, 1995, with respect to (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock,
(ii) each director, (iii) the chief executive officer and each of the four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group.

                                  Amount and
                                    Nature
Name of                         of Beneficial       Title of          Percent
Beneficial Owner (1)              Ownership           Class          of Class
- --------------------          ----------------  ---------------    ------------
Marvin Rounick(2)               3,849,656(3)    Common Stock           30.0%
9401 Blue Grass Road                            Series A
Philadelphia, PA 19114                230       Preferred Stock        50.0%

Warren Weiner                   2,700,264(4)    Common Stock           21.0%
9401 Blue Grass Road                            Series A
Philadelphia, PA 19114                230       Preferred Stock        50.0%

Penny Weiner                    1,616,238(5)    Common Stock           12.6%
9401 Blue Grass Road
Philadelphia, PA 19114

Barry H. Frank                  1,628,982(6)    Common Stock           12.7%
1735 Market Street
Philadelphia, PA 19103-7598

Robert Shein                    1,630,882(6)(7) Common Stock           12.7%
896 Roscommon Road
Bryn Mawr, PA 19010

Jack A. Rounick(2)              1,363,875(8)    Common Stock           10.6%
960 Brook Road
Conshohocken, PA 19428

Paul S. Bachow                      2,000       Common Stock        Less than 1%

Barry H. Feinberg                     -0-       Common Stock        Less than 1%

Lewis Lyons                         5,200       Common Stock        Less than 1%

Stanley A. Uhr                      2,405(9)    Common Stock        Less than 1%

Barry Vesotsky                     20,528       Common Stock        Less than 1%

All Directors and               9,601,383       Common Stock           74.7%
Officers as a Group                             Series A
(11 persons)                          460       Preferred Stock       100.0%

- ------
(1) Addresses are included for beneficial owners of more than 5% of the Common Stock. Information as to certain of such shareholders has been derived from filings made with the Securities and Exchange Commission. Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(2) Marvin Rounick and Jack A. Rounick are brothers.

(3) Marvin Rounick has sole voting and dispositive power with respect to 3,165,920 shares (24.7%), and shared voting and dispositive power with Judy Rounick, his wife, with respect to 683,736 shares (5.3%). The foregoing table does not include 750,000 shares (5.8%) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power (see note (8) below).

(4) Warren Weiner has sole voting and dispositive power with respect to 1,047,766 shares (8.2%) and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,616,238 shares (12.6%). The table also includes 25,000 shares held by trusts for the benefit of Mr. Weiner's nephew and nieces, as to which Mr. Weiner has sole voting and dispositive power as trustee; Warren Weiner disclaims beneficial ownership of those shares. The foregoing table does not include 605,504 shares (4.7%) held by a trust of which Mr. Weiner is the sole beneficiary, and 1,023,478 shares (8.0%) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power (see note (6) below). The table includes 11,260 shares to which Mr. Weiner may become entitled under the Company's Employee Savings and Protection Plan.

(5) Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (4) above.

(6) Messrs. Frank and Shein share voting and dispositive power, as co-trustees, as to 1,628,982 shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(7) Includes 900 shares held for a child under the Uniform Gift to Minors Act, as to which Mr. Shein has sole voting and dispositive power; he disclaims beneficial ownership of such shares.

(8) Jack A. Rounick has sole voting power with respect to 556,975 shares (4.3%), as to which he also has sole dispositive power with respect to 137,151 shares and shared dispositive power with Noreen Rounick, his wife, with respect to 419,824 shares; and has shared voting and dispositive power, with his wife, with respect to 56,900 shares. The table also includes 750,000 shares (5.8%) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee; Jack Rounick disclaims beneficial ownership of these shares.

(9) Includes 120 shares held for his children under the Uniform Gift to Minors Act, as to which Mr. Uhr has sole voting and dispositive power; he disclaims beneficial ownership of such shares.

                            ELECTION OF DIRECTORS

   Six (6) directors will be elected to hold office subject to the provisions of the Company's By-Laws until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

   The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company.

                                                                     Director
        Name           Age         Position with the Company           Since
- ------------------   -----   -----------------------------------    ----------
Marvin Rounick  ...    55    Director, President and Chief             1973
                             Executive Officer
Warren Weiner  ....    51    Director, Executive Vice President,       1973
                             Secretary and Treasurer
Jack A. Rounick  ..    59    Director, Assistant Secretary             1973
Paul S. Bachow  ...    44    Director                                  1989
Barry H. Feinberg      49    Director                                  1989
Barry H. Frank  ...    56    Director                                  1989

   Marvin Rounick and Jack A. Rounick are brothers.

PRINCIPAL OCCUPATIONS OF THE NOMINEES TO BE DIRECTORS

   Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer. Prior to that time, he served as Vice President, Operations and General Merchandise Manager.

   Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January, 1982 as Executive Vice President, Secretary and Treasurer.

   Jack A. Rounick is Assistant Secretary of the Company. Since 1984 he has been a director, and from 1984 to May, 1993 was Vice President and General Counsel, of Martin Lawrence Limited Editions, Inc., a public company engaged in the business of publishing and selling lithographs, paintings and other works of art on a wholesale basis and through company-owned art galleries. Mr. Rounick has been, since May 1992, President of THINK BIG!, Inc., Conshohocken, PA., which sells oversized gift products.

   Paul S. Bachow has been, since December 1985, President of Bachow and Associates, Inc. or its predecessors, Bachow and Elkin Co., Inc. and Bachow and Elkin, Inc., Philadelphia, PA, and affiliated companies, private companies engaged in the business of buying and operating manufacturing, distributing, cellular telephone, cable television and service companies.

   Barry H. Feinberg has been, since January 1992, President of Kaiser, Feinberg & Associates, Inc., Bala Cynwyd, Pennsylvania, a marketing and advertising company. Mr. Feinberg is also, since February 1991, Chairman Emeritus, and from 1979 to February 1991 was President and Chief Executive Officer, of Silo, Inc., Philadelphia, PA, a wholly owned subsidiary of Dixons Group, plc, a public company in the United Kingdom. Silo, Inc. is engaged in the business of selling electronic products and home appliances at retail. From July 1992 to October 1993, Mr. Feinberg was President of Nationwise Automotive, Inc., a retailer of automotive parts. Since 1991 Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania. Mr. Feinberg is also a director of Bala Real Estate Investment Trust, Computerware, Inc. and Sneaker Stadium, Inc.

   Barry H. Frank has been a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, Philadelphia, PA, general counsel to the Company, since May, 1987.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board held five meetings during the fiscal year ended January 31, 1995 and acted by written consent twelve times during the year. The Company has no nominating committee. However, the Board has established an Audit Committee, a Stock Option Committee, a Compensation Committee and an Employee Savings and Protection Plan Committee ("ESP Plan Committee"). Each director attended all meetings of the Board and of Committees on which he served, except that Paul Bachow did not attend one Board meeting and one Audit Committee meeting.

   The Audit Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Audit Committee is to recommend to the Board the employment of the Company's independent auditors and to review with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of internal audit personnel. The Audit Committee held one meeting during the last fiscal year.

   The Stock Option Committee, consisting of Marvin Rounick, Warren Weiner and Jack A. Rounick, administers the Company's Incentive Stock Option Plan and determines the employees eligible to be granted incentive stock options and the number of options to be granted. The Stock Option Committee also administers the Company's Restricted Stock Incentive Plan and determines the employees eligible to be granted stock and the number of shares to be granted. The Stock Option Committee held no meetings and acted by written consent once during the last fiscal year.

   The Compensation Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors, at its request, with respect to appropriate levels of compensation for the President, Executive Vice President, and other officers and employees of the Company. The Compensation Committee held no meetings during the last fiscal year.

   The ESP Plan Committee, consisting of Marvin Rounick, Warren Weiner and Stanley A. Uhr, Esq., administers the Company's Employee Savings and Protection Plan ("ESP Plan"), a 401(k) plan under the Internal Revenue Code. The ESP Plan Committee held no meetings during the last fiscal year.

   Directors of the Company, other than Directors who are also employees of the Company, receive $500 for each meeting of the Board of Directors and Committees of the Board attended, plus expenses.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                             SHAREHOLDER RETURNS

   The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company's Common Stock to the annual cumulative total returns of (i) the NASDAQ Stock Market (US Companies) and
(ii) the Dow Jones Retailers -- Specialty Apparel Index (the "D-J Index").



     250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                 #                |
     200|------------------------------------------------204----------#----|
        |                         *           #                      195   |
        |                        173         179                           |
  D     |                         #           *                            |
  O  150|------------------------158---------164----------*----------------|
  L     |              114                               152          *    |
  L     |               *                                            136   |
  A     |               #                                                  |
  R  100|-&#*----------103-------------------------------------------------|
  S     |                         &                                        |
        |               &         89          &                            |
        |               71                    68          &                |
      50|------------------------------------------------------------------|
        |                                                54           &    |
        |                                                             44   |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1/90      1/91      1/92        1/93         1/94        1/95

                                    Legend

 Symbol                   Index Description                 01/31/90   01/31/91   01/31/92   01/29/93   01/31/94   01/31/95
- --------   ---------------------------------------------    --------   --------   --------   --------   --------   --------
- --&--      DEB SHOPS, INC.                                    100         71         89         68         54         44
- --#--      Nasdaq Stock Market (US Companies)                 100        103        158        179        204        195
- --*--      Dow  Jones Retailers -- Specialty Apparel Index    100        114        173        164        152        136


  Notes:
  A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to 100.0 on 01/31/90.

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

   The following information is furnished for the fiscal years ended January 31, 1995, 1994 and 1993, respectively, with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000. Annual Compensation includes amounts deferred at the officer's election.

                                                                                      Long Term Compensation
                                                                            -------------------------------------
                                                 Annual Compensation                   Awards           Payouts
                                        ----------------------------------  -----------------------  ------------
                                Fiscal                                       Restricted   Securities
                                 Year                         Other Annual     Stock      Underlying                    All Other
                                Ended      Salary     Bonus   compensation    Award(s)   Options/SARs  LTIP Payouts   Compensation
Name and principal Position      1/31     ($) (1)    ($)(2)      ($)(3)        ($)(4)        (#)           ($)          ($)(3)(5)
- ---------------------------   --------  ---------  ---------  ------------    ---------  ------------  ------------   ------------
Marvin Rounick                   1995    $407,942         --      --             --            --            --             --
 President and Chief             1994    $407,942         --      --             --            --            --             --
 Executive Officer               1993    $393,582         --      --             --            --            --             --

Warren Weiner                    1995    $300,194         --      --             --            --            --         $3,232
 Executive Vice                  1994    $300,199         --      --             --            --            --         $2,929
 President                       1993    $292,031         --      --             --            --            --         $3,182

Barry Vesotsky                   1995    $137,538    $40,000      --             --            --            --         $3,125
 Vice President,                 1994    $133,408    $51,000      --             --            --            --         $2,741
 Merchandising                   1993    $133,293    $66,000      --             --            --            --         $2,741

Stanley A. Uhr                   1995    $ 92,496    $20,000      --             --            --            --         $  765
 Vice President,                 1994    $ 94,150    $25,500      --             --            --            --         $1,935
 Real Estate and                 1993    $ 94,091    $33,000      --             --            --            --         $1,935
 Corporate Counsel

Lewis Lyons                      1995    $ 82,813    $20,000      --             --            --            --         $1,911
 Vice President,                 1994    $ 83,296    $25,500      --             --            --            --         $1,712
 Finance, and                    1993    $ 82,813    $16,500      --             --            --            --         $1,712
 Chief Financial Officer

- ------
Notes
(1) In December 1992 the Company prepaid to Marvin Rounick and Warren Weiner certain compensation due in the succeeding fiscal year. Such prepaid amounts are reported in this table in the year earned and not the year paid.

(2) Consists of market value, at date of vesting, of restricted common stock issued under the Company's Restricted Stock Incentive Plan, which vests solely by lapse of time in approximately six months from date of grant, subject to earlier forfeiture upon termination of employment. Pending vesting, the grantee is entitled to vote the stock and to receive any cash dividends.

(3) The named executive officers received various personal benefits, the total value of which does not exceed for any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(4) Awards of restricted stock are shown in Bonus column.

(5) Consists of Company contributions to the ESP Plan for the account of the named executive subject to vesting by lapse of time.

INSURANCE

   In 1983, the Company purchased split dollar increasing whole life insurance policies providing $5,000,000 coverage, each, for Marvin Rounick and Warren Weiner. In 1987, at the request of the insureds, the Company surrendered these policies, which had cash surrender values of $519,925 and $489,691, respectively, for new whole life policies in the amount of $20,000,000, each, on the joint lives of Marvin Rounick and his wife, and the joint lives of Warren Weiner and his wife. The cash surrender values of the prior policies were applied as prepaid premiums for the new policies. The policies are payable upon the death of the last to die of the executive and his spouse. No premiums were paid on these policies in the last fiscal year.

   Upon the death of an insured, or at such earlier date as the Company's interest in the policy may be terminated at the election of the Company or the owner of the policy, the Company will be entitled to receive from the death benefits or the cash surrender value, as the case may be, an amount equal to the greater of (i) all premiums paid by it directly or through loans on the policy, plus any remaining dividend credits, less any indebtedness to the insurance company incurred by the Company to pay premiums, or (ii) the amount of the cash surrender value of the policy. The balance of any death benefits will be paid to certain Rounick family and Weiner family insurance trusts, which are the owners and beneficiaries of the respective policies.

REPORT ON EXECUTIVE COMPENSATION

   The compensation of the President and Executive Vice President is set by the Board of Directors. The cash compensation of the other executive officers is set by the President, as authorized by the Board of Directors. The Stock Option Committee is authorized to make awards of incentive stock options, under the Company' s Incentive Stock Option Plan, and restricted stock under the Company's Restricted Stock Incentive Plan.

   The Board of Directors has followed the practice of compensating the President and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as "salary" in the Summary Compensation Table. Such compensation is considered by the Board to be appropriate for those positions, irrespective of the Company's performance. The compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. The President and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company and, in the Board's view, derive sufficient incentive to maximize Company performance through their status as shareholders without receiving incentive compensation in addition to, or as part of, their regular compensation. Accordingly, neither the President nor the Executive Vice President receive bonuses or participate in either of the Company's two stock plans, the Incentive Stock Option Plan and the Restricted Stock Incentive Plan.

   The other executive officers of the Company, including those named in the Summary Compensation Table, also are principally compensated through fixed salaries, which are supplemented by grants of restricted stock. Such grants vest, solely through the lapse of time, in approximately six months from the date of grant and are intended primarily to recognize the individual performances of the executives by increasing total compensation to levels which the Board considers to be within the range of competitive compensation rates for those positions.

   The foregoing report is submitted by the Board of Directors: Paul Bachow, Barry Feinberg, Barry Frank, Jack Rounick*, Marvin Rounick*, Warren Weiner*.
- ------------
*Members of Stock Option Committee

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

   The Company leases its present warehouse and office facility totalling 280,000 square feet pursuant to a twenty year lease dated and effective June 15, 1982, as amended ("Lease") from the Blue Grass Partnership ("Lessor"), the partners of which are Marvin Rounick, Warren Weiner and Jack A. Rounick, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the facility. During the fiscal year ended January 31, 1995, the Company accrued and paid a rental expense of $550,000 under the Lease.

   A loan in the amount of $500,000 from the Pennsylvania Industrial Development Authority ("PIDA") was made to the Lessor in December, 1984. The PIDA loan is payable over a 15 year term at an interest rate of 5% per annum. The Company has guaranteed the repayment of the PIDA loan. At January 31, 1995, the outstanding principal amount of the PIDA loan was approximately $209,500.

   The Company believes that the terms of these transactions, including the Lease, are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

   In its last fiscal year, the Company paid legal fees to the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, its general counsel, and expects to pay legal fees to such firm during the fiscal year ending January 31, 1996. Barry H. Frank, a director of the Company, is a partner in that law firm.

   In December 1994 the Company made a $95,000 loan to Lewis Lyons, its Vice President, Finance and Chief Financial Officer. The loan, which was unsecured and without interest, is in the unpaid balance of $23,500 as of March 31, 1995.

EXCHANGE ACT REPORTS OF INSIDERS

   Based solely on a review of copies of reports filed with it under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") or written representations from persons required to file such reports, the Company has determined that its directors, officers and more-than-10% shareholders filed, when due, all reports required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 1995.

                   RELATIONSHIPS WITH INDEPENDENT AUDITORS

   The firm of Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended January 31, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions of shareholders.

   The Board of Directors selects, upon recommendation by the Audit Committee, the independent auditors for the Company. The Board has not yet selected the independent auditors for the current fiscal year.

                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 1996 must be received at the Company's principal executive offices no later than December 31, 1995.

                                  FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 9401 BLUE GRASS ROAD, PHILADELPHIA, PENNSYLVANIA 19114, ATTENTION: CORPORATE COUNSEL.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                DEB SHOPS, INC.

                  9401 Blue Grass Road, Philadelphia, PA 19114

   The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 24, 1995, at 10 A.M., local time, and at any adjournment thereof, upon the following matters set forth in the notice of such meeting.


                        (To Be Signed on Reverse Side.)

/X/ Please mark your votes
    as in this example.

                  FOR     WITHHELD     Nominees: Paul S. Bachow
1. Election of    / /       / /                  Barry M. Feinberg
   Directors                                     Barry M. Frank
                                                 Marvin Rounick
To withhold Authority for any                    Jack A. Rounick
individual nominee(s), check the                 Warren Weiner
box, and insert the nominee(s)
name on the line, below               2. In their discretion, on such other
FOR ALL                                  business as may properly come before
EXCEPT                                   the Annual Meeting or any adjournment
/ /                                      thereof.
   -----------------------------
                                      This Proxy when properly executed will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Item 1.

                                      PLEASE MARK, SIGN, DATE AND RETURN
                                      IMMEDIATELY





SIGNATURE                DATE          SIGNATURE                  DATE
         ----------------    ----------         ------------------    ----------
Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.